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                           PAIRGAIN TECHNOLOGIES, INC.

                   EXHIBIT 23.2--INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements of PairGain Technologies, Inc. on Form S-8 Nos. 33-72792 and 33-96080 of our report dated February 27, 1997, appearing in this Annual Report on Form 10-K/A of PairGain Technologies, Inc. for the year ended December 31, 1996.






DELOITTE & TOUCHE LLP
Costa Mesa, California
April 30, 1997



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